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                                                                       EXHIBIT 1

                      ERP OPERATING LIMITED PARTNERSHIP
                      (an Illinois limited partnership)

    $300,000,000 6.63% Notes due April 13, 2015, Putable/Callable April 13, 2005

                               TERMS AGREEMENT


                                                           Dated:  April 6, 1998



To:  ERP Operating Limited Partnership
     Two North Riverside Plaza
     Chicago, Illinois 60606


Attention:

Ladies and Gentlemen:

     We understand that ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), proposes to issue and sell $300,000,000 aggregate principal amount of its 6.63% Notes due April 13, 2015, Putable/Callable April 13, 2005 (the "Notes") (such Notes being hereinafter also referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the "Underwriters") severally, and not jointly, agree to purchase the respective amounts of Underwritten Securities set forth below opposite their respective names, to the extent any are purchased.

                                                                                  Principal Amount of
                                                                                      Underwritten
Underwriter                                                                            Securities
-----------                                                                       --------------------
Merrill Lynch, Pierce Fenner & Smith Incorporated...............................          $210,000,000
NationsBanc Montgomery Securities LLC...........................................            45,000,000
Salomon Brothers Inc............................................................            45,000,000
                                                                                          ------------
Total                                                                                     $300,000,000
                                                                                          ============

The Underwritten Securities shall have the following terms (capitalized terms used but not defined herein or in the attached Purchase Agreement shall have the meanings given them in the form of Note attached hereto as Annex B):


TITLE OF SECURITIES:                6.63% Notes due April 13, 2015,
                                    Putable/Callable April 13, 2005
PRINCIPAL AMOUNT TO BE ISSUED:      $300,000,000
FORM:                               Registered book-entry form





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INTEREST RATE TO REMARKETING DATE:  6.63%
CURRENT RATINGS:                    Moody's Investors Service, Inc. A3
                                    Standard & Poor's Corporation BBB+
                                    Duff & Phelps A-

INTEREST PAYMENT DATES:             April 13 and October 13 of each year
                                    (each, an "Interest Payment Date"),
                                    commencing on October 13, 1998

STATED MATURITY DATE:               April 13, 2015

REMARKETING DATE:                   April 13, 2005

BASE RATE:                          5.507%

PURCHASE PRICE:                     102.085% ($306,255,000), plus
                                    accrued interest, if any, from April
                                    13, 1998

INITIAL PRICE TO PUBLIC:            At varying prices related to the
                                    prevailing market prices at the time
                                    of the sale

SETTLEMENT DATE, TIME AND PLACE:    April 13, 1998, at 9:00 a.m. Chicago
                                    time at the offices of Rosenberg &
                                    Liebentritt, P.C. Two North
                                    Riverside Plaza, Chicago, Illinois
                                    60606

REDEMPTION/REPURCHASE PROVISIONS:   Subject to repurchase or redemption
                                    only upon the terms set forth in the
                                    Notes (the form of which is attached
                                    hereto as Annex B)

TENDER OF NOTES/REMARKETING         Subject to tender or remarketing
PROVISIONS:                         only upon the terms set forth in the
                                    Notes (the form of which is attached
                                    hereto as Annex B)

SPECIFIED CURRENCY:                 U.S. dollars

AUTHORIZED DENOMINATIONS:           $1,000 and integral multiples thereof

ADDITIONAL/OTHER TERMS:             As set forth below


     All the provisions contained in the document attached as Annex A hereto entitled "ERP Operating Limited Partnership--Debt Securities--Purchase Agreement" (the "Purchase Agreement"), dated December 13, 1994 are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. In addition, the amendments to the Purchase Agreement set forth in the Terms Agreement dated August 8, 1996, between ERP, Equity Residential Properties Trust and the underwriters named therein are incorporated herein by reference to the same extent as if such provisions had been set forth in full herein. In addition,



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the Purchase Agreement is hereby further amended to refer to the Registration
Statement on Form S-3 as number 333-45557 rather than number 33-84892. Defined terms used herein have the same meaning as defined in the Purchase Agreement and the prospectus dated April 6, 1998 (the "Prospectus").

     ERP is required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of ERP.

     In addition to the closing documents required pursuant to the Purchase Agreement, ERP's counsel shall also deliver the following legal opinion:

     "The Remarketing Agreement has been duly authorized, executed and delivered by the ERP and, assuming due authorization, execution and delivery thereof by the Remarketing Dealer, constitutes a legal, valid and binding agreement of the ERP, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable."



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Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us no later than 6:00 p.m.
(New York City time) on April 6, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                  Very truly yours


                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                              INCORPORATED



                                  By: /s/ Peter Ahearne
                                     --------------------------------
                                     Name:  Peter Ahearne
                                     Title:


                                  Acting on behalf of itself and the other named Underwriters.


Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
     not individually but as General Partner

     By: /s/ David Neithercut
        --------------------------------
        Name:   David Neithercut
        Title:  Executive Vice-President
                and Chief Financial Officer





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